UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 25, 2004

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-243201	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and Zip Code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Item 4.   Changes in Registrant’s Certifying Accountant.

(a)  On June 25, 2004, Tapestry Pharmaceuticals, Inc., (“Company”) and the registrant herein, was notified by the firm of Ernst & Young LLP (“E&Y”) of their decision to resign as the Company’s independent accountant effective after completion of their review of the Company’s financial statements for the second quarter ending June 30, 2004.  E&Y’s resignation is due in part to a reallocation of audit resources within their Denver office.

(b) The reports of E&Y on the financial statements of the Company for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(c)  In connection with its audits for the two fiscal years of 2002 and 2003, the period ending March 31, 2004, and up to the present time, there have been no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such years.

(d)  For the two fiscal years of 2002 and 2003, the period ending March 31, 2004, and up to the present time there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(e)  The Company has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 1, 2004, is filed as Exhibit 16 to this Form 8-K.

(f) The Company is currently seeking a replacement to E&Y to act as the Company’s certifying accountant.  The Company will announce the engagement of such accountants when such engagement is finalized.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description

16	Letter of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2004

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ GORDON LINK
Gordon Link
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

16	Letter of Ernst & Young LLP